As filed with the Securities and Exchange Commission on March 29, 2002

                                                     Registration No. 333-84396
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                AMENDMENT NO. 1

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ---------------
                                   HOVNANIAN
                               ENTERPRISES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                                  22-1851059
                    (I.R.S. Employer Identification Number)

                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)

                               ---------------

                                J. Larry Sorsby
                          Hovnanian Enterprises, Inc.
                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               ---------------

                                  Copies to:
                           Vincent Pagano, Jr., Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  Subject to Completion, dated March 29, 2002

PROSPECTUS



                               2,208,738 Shares

                          Hovnanian Enterprises, Inc.

                             Class A Common Stock
                           -------------------------

     All of the Class A common stock offered hereby may be sold from time to time by and for the account of the selling shareholder named in this prospectus.

     The methods of sale of the Class A common stock offered hereby are described under the heading "Plan of Distribution". We will receive none of the proceeds from such sales. We will pay all expenses, including brokerage expenses, fees and discounts and commissions, incurred in connection with the offering described in this prospectus.

     The selling shareholder and any broker-dealers that participate in the distribution of the Class A common stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). As a result, any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. Upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a secondary distribution or a purchase by a broker-dealer, a supplemental prospectus will be filed, if required, disclosing among other things, the names of such broker-dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

     The Class A common stock of the Company is listed on the New York Stock Exchange (Symbol: HOV). On March 28, 2002, the closing price of the Class A common stock was $26.59 per share.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have those organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           -------------------------



The date of this prospectus is          , 2002

                               Table of Contents

                                                                         Page

FORWARD-LOOKING STATEMENTS..................................................2

AVAILABLE INFORMATION.......................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................2

THE COMPANY.................................................................3

USE OF PROCEEDS.............................................................3

SELLING SHAREHOLDER.........................................................3

PLAN OF DISTRIBUTION........................................................4

LEGAL MATTERS...............................................................5

EXPERTS.....................................................................5

                          FORWARD-LOOKING STATEMENTS

     All statements in this registration statement, this prospectus and the information incorporated by reference, including the financial statements and their accompanying notes, that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition and other facts described in detail in our form 10-K for the year ended October 31, 2001.

                             AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission, the "Commission", a registration statement on Form S-3. This prospectus, which forms part of the registration statement, does not have all the information contained in the registration statement. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete and, where a contract or other document is an exhibit to the registration statement, or was previously filed with the Commission and is now incorporated by reference, each statement is qualified in all respects by the provision in the exhibit to which reference is hereby made. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information at the Commission's Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional office located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of this material also can be obtained by mail from the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov. Hovnanian's Class A common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We have filed the following documents with the Commission and these documents are incorporated herein by reference:

     o Annual Report on Form 10-K for the fiscal year ended October 31, 2001, Registration File No. 1-8551;

     o Quarterly Report on Form 10-Q for the quarter ended January 31, 2002, Registration File No. 1-8551;

     o The description of the Company's Class A common stock, par value $.01 per share, set forth in the Company's Registration Statement on Form 8-A filed March 13, 2001, and any amendment or report filed for the purpose of updating any such description, Registration File No. 1-8551; and

     o Current Reports on Form 8-K filed January 24, 2002, as amended by Current Report on Form 8-K/A filed February 19, 2002, and March 21, 2002, Registration File Nos. 1-8551.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the Class A common stock pursuant hereto shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

     Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of that person, a copy of any or all of the information incorporated by reference in this prospectus but not delivered with this prospectus, other than exhibits to such information, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for copies should be directed to Paul
W. Buchanan, Senior Vice President--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

                                  THE COMPANY

     We design, construct and market high quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast, primarily in New Jersey, southern New York state and eastern Pennsylvania, North Carolina, Metro D.C., which includes northern Virginia and Maryland, California, Texas, Tennessee, Alabama and Mississippi and provide mortgage banking and title insurance activities. We market our homes to first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters.

     Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August 1983. Hovnanian maintains its executive offices at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 and its telephone number is (732) 747-7800.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares offered by the selling shareholder.

                              SELLING SHAREHOLDER

     The selling shareholder listed below received shares as part of the consideration in connection with our acquisition of the California homebuilding operations of The Forecast Group(R), L.P. ("Forecast").

     The following table states the number of shares of our outstanding Class A common stock that the selling shareholder owns as a result of issuance of our Class A common stock to the selling shareholder in connection with our acquisition of the California homebuilding operations of Forecast, the percent of Class A common stock owned by the selling shareholder, the number of shares of Class A common stock that may be sold for the account of the selling shareholder, the number of shares that will be owned by the selling shareholder assuming the sale of all the shares offered hereby and the percent of Class A common stock that will be owned by the selling shareholder assuming the sale of all the shares offered hereby.


                               Number of Shares                          Number of       Number of Shares    Percent of Class
                                  of Class A      Percent of Class   Shares of Class A      of Class A        A common stock
                                 common stock      A common stock     common stock to      common stock      Owned After Sale
     Selling Shareholder           Owned(2)           Owned (3)           be Sold        Owned After Sale          (3)
     -------------------       ----------------   ----------------   -----------------   ----------------    ----------------

The Forecast Group(R),            2,208,738             9.66%           2,208,738               0                    0%
L.P. (1)                          ----------         --------           ----------          -----                ------
Total                             2,208,738             9.66%           2,208,738               0                    0%
                                 ==========         =========          ==========           =====                ======


(1)      Forecast(R)Homes,  Inc. is the general partner of The Forecast  Group(R),  L.P. and James P. Previti is the owner of
         Forecast(R)Homes, Inc.
(2)      Based upon the number of shares of Class A common  stock  owned by the  selling  shareholder  as  reported  on its
         Schedule 13G filed March 8, 2002.
(3)      Based upon  22,856,444  shares of Class A common  stock  outstanding  on January  18,  2002,  the record  date for
         Hovnanian's 2002 annual meeting.


                             PLAN OF DISTRIBUTION

     We have been advised that the distribution of the Class A common stock by the selling shareholder may be effected from time to time in one or more transactions (which may involve block transactions) (1) on the New York Stock Exchange in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange,
(2) in the over-the-counter market, (3) in transactions otherwise than on such exchange or in the over-the-counter market or (4) through the writing of options, or in a combination of any such transactions. Such transactions may be effected by the selling shareholder at market prices prevailing at the time of sale, at varying prices determined at the time of sale, at negotiated prices or at fixed prices. The selling shareholder may effect such transactions by selling the Class A common stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions and may receive commissions from the purchasers of the Class A common stock for whom they may act as agent (which commissions are not expected to exceed those customary in the type of transactions involved). Under the terms of the Asset Purchase Agreement entered into among Forecast, James P. Previti and Hovnanian in connection with Hovnanian's acquisition of the California homebuilding operations of Forecast, Hovnanian has agreed to pay for (1) discounts and commissions received by broker-dealers through which the selling shareholder sells Class A common stock (which discounts and commissions are not expected to exceed those customary in the type of transactions involved) and (2) out-of-pocket costs, broker-dealers' discounts and commissions, filing fees, auditing fees and other related transaction costs, fees and expenses incurred by the selling shareholder in connection with any unusual transaction for the sale of the Class A common stock if such sale transaction is proposed by Hovnanian.

     The selling shareholder may also effect such transactions by selling the Class A common stock to or through underwriters who will acquire shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

     Offers to purchase shares of Class A common stock may also be solicited by agents designated by the selling stockholder from time to time.

     In connection with the distribution of the Class A common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A common stock and deliver Class A common stock to close out such short positions, or loan or pledge Class A common stock to broker-dealers that in turn may sell such securities.

     Any broker-dealers that participate with the selling shareholder in the distribution of the Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the Class A common stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

     In connection with sales of Class A common stock or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Class A common stock and deliver Class A common stock to close out such short positions, or loan or pledge Class A common stock to broker-dealers that in turn may sell such Class A common stock.

     Upon being notified by the selling shareholder that any material arrangement has been entered into with a broker- dealer for the sale of the Class A common stock through a secondary distribution, or a purchase by a broker-dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

     o    The names of such broker-dealers;

     o    The number of shares involved;

     o    The price at which such shares are being sold;

     o The commission paid or the discounts or concessions allowed to such broker-dealer;

     o Where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     o    Other facts material to the transaction.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Class A common stock will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in Hovnanian's Annual Report (Form 10-K), for the year ended October 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses payable by Hovnanian in connection with the offering described in this registration statement are as follows:

                                                                    Total(a)
  Registration Fee...............................................   $5,319.00
  Legal fees and expenses........................................   35,000.00
  Accounting fees and expenses...................................   10,000.00
  Printing and duplicating expenses..............................    5,000.00
  Miscellaneous expenses.........................................    4,681.00
     Total.......................................................  $60,000.00


---------------

(a)  All figures, except the SEC registration fee, are estimates.

Item 15.  Indemnification of Directors and Officers.

     Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care.

     Article EIGHTH of Hovnanian's Restated Certificate of Incorporation contains the following provisions with respect to indemnification:

          No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

     Hovnanian maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

Item 16.  Item 16. Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on March 29, 2002.

                                       Hovnanian Enterprises, Inc.



                                       By: /s/  J. Larry Sorsby
                                           -------------------------
                                           J. Larry Sorsby
                                           Executive Vice President
                                           Chief Financial Officer




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 2002.

          Signature                                           Title
          ---------                                           -----


*/s/ Kevork S. Hovnanian                      Chairman of the Board and Director
---------------------------------
Kevork S. Hovnanian


*/s/ Ara K. Hovnanian                         President, Chief Executive Officer
---------------------------------                  and Director
Ara K. Hovnanian


*/s/ Paul W. Buchanan                         Senior Vice President--Corporate
---------------------------------                  Controller and Director
Paul W. Buchanan


*/s/  Geaton A. DeCesaris, Jr.             President of Homebuilding Operations
---------------------------------            and Chief Operating Officer and
Geaton A. DeCesaris, Jr.                     Director


 */s/  Arthur M. Greenbaum                         Director
---------------------------------
Arthur M. Greenbaum


*/s/  Desmond P. McDonald                          Director
---------------------------------
Desmond P. McDonald


*/s/  Peter S. Reinhart                          Senior Vice-President,
---------------------------------        General Counsel/Secretary and Director
Peter S. Reinhart


*/s/  John J. Robbins                              Director
---------------------------------
John J. Robbins

*/s/  J. Larry Sorsby                          Executive Vice President,
---------------------------------           Chief Financial Officer and Director
J. Larry Sorsby



*/s/  Stephen D. Weinroth                          Director
---------------------------------
Stephen D. Weinroth



*By:  /s/ J. Larry Sorsby
      ---------------------------------
      J. Larry Sorsby, Attorney-In-Fact

                               INDEX TO EXHIBITS

      Exhibit
      Number                 Description of Exhibits
      ------                 -----------------------


 2.1      -    Asset Purchase Agreement, dated as of January 4, 2002, by and among The Forecast Group(R), L.P., James P. Previti and
               Hovnanian (incorporated by reference to Exhibit 2(a) of Hovnanian's annual report of Form 10-K for the year ended
               October 31, 2001).

 2.2      -    Securities Purchase Agreement, dated as of January 4, 2002, by and among Forecast Homes, Inc., Forecast PP2, LLC, James P.
               Previti and Hovnanian (incorporated by reference to Exhibit
               2(b) of Hovnanian's annual report of Form 10-K for the year ended October 31, 2001).

 4.1      -    Certificate of Incorporation of Hovnanian (incorporated by reference to Exhibit 3(a) of Hovnanian's annual report on Form
               10-K for the year ended February 28, 1993).

 4.2       -   Certificate of Amendment of Certificate of Incorporation of
               Hovnanian (incorporated by reference to Exhibit 3(b) of Hovnanian's annual report on Form 10-K for the year ended
               February 28, 1993).

 4.3       -   By-laws of Hovnanian (incorporated by reference to Exhibit 3.2 of Hovnanian's Registration Statement on Form 8-A filed on
               March 13, 2001).

 4.4       -   Specimen Class A common stock Certificate (previously filed with this Registration Statement).

 5.1       -   Opinion of Simpson Thacher & Bartlett (previously filed with this Registration Statement).

23.1       -  Consent of Ernst & Young LLP (filed herewith).

23.2       -  Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

24.1       -  Powers of Attorney of Board of Directors of Hovnanian (previously filed with this Registration Statement).